Exhibit 10.1

KOPIN CORPORATION

Inducement Restricted Stock Award Grant

Restricted Stock Award Notice

Pursuant to the terms and conditions of the individual Inducement Restricted Stock Award Agreement (the “Award Agreement”) attached hereto as Attachment A Kopin Corporation, a Delaware corporation (together with its successors, the “Company”) hereby grants the individual listed in the table below (“you” or the “Grantee”) an award of restricted stock (the “Restricted Stock” or the “Award”) in respect of the number of shares of common stock of the Company, par value $0.01 per share (“Shares”) based on the terms set forth herein and in the Award Agreement. This Award Notice (this “Award Notice”) and the Award Agreement, as well as the Restricted Stock granted hereunder is intended to qualify as an “employment inducement grant” under Nasdaq Listing Rule 5635(c)(4).

The Award is granted outside of the Kopin Corporation 2020 Equity Incentive Plan, attached hereto as Attachment B, as amended from time to time (the “Plan”), however your Award is subject to the terms and conditions of the Plan as if granted thereunder as well as the terms and conditions this Award Notice and the Award Agreement, each of which is incorporated herein by reference. Capitalized terms used herein without definition have the meanings ascribed to such terms in the Plan or Award Agreement, as applicable. For the purposes of the Plan, Grantee shall be deemed to be a Participant as that term is used throughout the Plan.

Grantee:

Type of Award:	Restricted Stock

Total number of Shares subject to the Award:	400,000 Shares

“Grant Date”:	September 4, 2025

“Vesting Commencement Date”:	December 10, 2026

Vesting schedule:	The Shares underlying the Award shall vest in equal installments of 25% of the total number of Shares underlying the Award on each of the first four annual anniversaries of the Vesting Commencement Date, provided that Grantee continues to be employed by, or provide service to, the Employer from the Grant Date through the applicable vesting date.

Settlement:	Upon vesting of the Shares underlying the Award, subject to the terms of the Award Agreement, the Plan, and applicable law, the Company shall issue and deliver (subject to applicable withholding) to you the Shares through an uncertificated book entry or similar method.

Countersignature:	Your Award will not be deemed effective until a countersigned copy of this Award Notice is received by the Company. Failure to return a countersigned copy within 90 days of the date of receipt hereof may result in cancellation of the Award.

By your signature below, you agree to be bound by the terms and conditions of the Award Agreement (and the Plan incorporated into the Award Agreement) and this Award Notice. You further acknowledge that you have reviewed the Award Agreement, the Plan, and this Award Notice in their entirety and fully understand all provisions of the Award Agreement, the Plan, and this Award Notice. You specifically acknowledge that the Award and any payments in respect thereof are subject to any applicable clawback or recoupment policies, that may be approved or implemented by the Board or the Committee from time to time, whether or not approved before or after the Grant Date and that the Company may offset any payments in respect of the Award, subject to Section 409A of the Code.

You hereby agree to accept as binding, conclusive, and final all decisions or interpretations of the Committee regarding any questions or determinations that arise under the Award Agreement, the Plan, or this Award Notice. This Award Notice may be executed in one or more counterparts (including portable document format (.pdf) and facsimile counterparts), each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

Kopin Corporation

By:	/s/ Michael Murray
Name:	Michael Murray
Title:	CEO

Acknowledged and agreed,

Grantee

/s/ Erich Manz
Name:	Erich Manz

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Attachment A

KOPIN CORPORATION

INDUCEMENT RESTRICTED STOCK AWARD AGREEMENT

This INDUCEMENT RESTRICTED STOCK AWARD AGREEMENT (this “Award Agreement”) is dated as of the date set forth as the “Grant Date” on the Award Notice executed by the Grantee and to which this Award Agreement is attached as Attachment A, and is delivered by the Company to the Grantee.

RECITALS

WHEREAS, this Agreement, together with the Award granted hereunder, is granted outside the Plan, and is intended to qualify as an “employment inducement grant” under Nasdaq Listing Rule 5635(c)(4);

WHEREAS, the Committee has decided to make this grant to Grantee as an inducement to Grantee to render valuable services to the Company (or one of its affiliates), and this Agreement is executed in connection with the Company’s restricted stock award to Grantee;

WHEREAS, pursuant to the terms of that certain Offer Letter, dated as of August 7, 2025, between the Company and Grantee (the “Offer Letter”), the Company agreed to provide for the grant of an award in the form of restricted stock to Participant on the terms and subject to the conditions set forth herein;

WHEREAS, the Award is being granted outside the Plan, but shall be subject to the terms of the Plan in all respects as if granted thereunder and accordingly, the applicable provisions of the Plan are incorporated in this Award Agreement by reference; and

WHEREAS, all capitalized terms used herein, to the extent not defined, shall have the meanings set forth in the Award Notice or the Plan, as applicable.

NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, agree as follows:

1. Grant of Restricted Stock.

(a) In accordance with the employment inducement grant exception to the stockholder approval requirements of the Nasdaq Stock Market set forth in Rule 5635(c)(4) (or any successor provision thereof) of the Nasdaq Listing Rules, subject to the terms and conditions set forth in the Award Notice and this Award Agreement (including incorporation of the Plan by reference), the Company, with the approval and at the direction of the Committee, hereby grants to Grantee the number of shares of Restricted Stock set forth on the Award Notice.

(b) Grantee acknowledges and agrees that this Award satisfies in full the Company’s obligation to provide Participant with the equity award described in the Offer Letter and in the event of any conflict between the Offer Letter and this Agreement, this Agreement will supersede any applicable provisions and control.

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2. Vesting Conditions.

(a) Subject to paragraph (b) below, the Restricted Stock shall vest according to the vesting schedule set forth on the Award Notice or as determined in connection with a Change in Control as set forth in Section 3, as applicable (collectively, the “Vesting Conditions”). The vesting of the Shares is cumulative, but shall not exceed 100% of theShares set forth on the Award Notice. If the Vesting Conditions would produce a fractional Share, such Share shall be rounded down to the nearest whole Share.

(b) Impact of Termination of Employment or Service. Except as otherwise provided in Section 3 below, if the Grantee cease to be employed by or providing services to, the Employer, for any reason prior to vesting in one or more Shares subject to this Award, then any portion of the Award that has not satisfied the Vesting Condition will be immediately cancelled with respect to those unvested Shares, and the number of Shares will be reduced accordingly. The Grantee shall thereupon forfeit any unvested Shares.

3. Change in Control. The provisions of the Plan applicable to a Change in Control shall apply to the Award, and, in the event of a Change in Control, the Board may take such actions as it deems appropriate pursuant to the Plan.

4. Grant Subject to Plan Provisions. Notwithstanding that the Award is being granted outside of the Plan, this Agreement shall be administered by the Committee and is otherwise subject in all respects to the terms and provisions of the Plan, all of which terms and provisions are made a part of and incorporated in this Agreement as if they were expressly set forth herein. Capitalized terms used, and not otherwise defined, herein will have the meanings set forth in the Plan. Accordingly, the Shares are subject to the provisions of the Plan and to interpretations, regulations and determinations concerning the Plan established from time to time by the Committee in accordance with the provisions of the Plan, including, but not limited to, provisions pertaining to (a) rights and obligations with respect to withholding taxes, (b) changes in capitalization of the Company, (c) other requirements of applicable law and all applicable regulations of any stock exchange, and (d) governing law for the Plan and this Award Agreement. The Committee shall have the authority to interpret and construe the Award pursuant to the terms of the Plan, and its decisions shall be conclusive as to any questions arising hereunder.

5. Collection of Withholding Taxes.

(a) Upon the applicable date at which the Shares would become vested the Company shall remove the vesting restrictions, subject, however, to the Company’s collection of the applicable federal state and local withholding taxes (the “Withholding Taxes”).

(b) Until such time as the Company provides the Grantee with written or electronic notice to the contrary, at the Company’s option, the Company shall collect the Withholding Taxes required to be withheld with respect to vested Shares hereunder through either (i) an automatic share withholding procedure pursuant to which the Company will withhold, at the time of such issuance, a portion of the Shares with a Fair Market Value (measured as of the issuance date) equal to the amount of those taxes (the “Share Withholding Method”) or (ii) payment by the Grantee in cash the withholding amount; provided, however, that the amount of any Shares so withheld shall not exceed the amount necessary to satisfy the Company’s required tax withholding obligations using the minimum statutory withholding rates for federal and state tax purposes that are applicable to supplemental taxable income. The Grantee shall be notified in writing or electronically in the event such Share Withholding Method is no longer available.

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(c) Should any Shares be distributed at a time that the Share Withholding Method is not available, then the Withholding Taxes required to be withheld with respect to those Shares shall be collected from the Grantee through either of the following alternatives:

(i) the Grantee’s delivery of his or her separate check payable to the Company in the amount of such taxes, or

(ii) the use of the proceeds from a next-day sale of the Shares issued to the Grantee, provided and only if (i) such a sale is permissible under the Company’s trading policies governing the sale of Company Stock, (ii) the Grantee makes an irrevocable commitment, on or before the issue date for those Shares, to effect such sale of the Shares and (iii) the transaction is not otherwise deemed to constitute a prohibited loan under Section 402 of the Sarbanes-Oxley Act of 2002.

(d) Notwithstanding the provisions of subparagraphs (a) and (b) of this Section 5, the employee portion of the federal, state and local employment taxes required to be withheld by the Company in connection with the vesting of the Shares (the “Employment Taxes”) shall in all events be collected from the Grantee no later than the last business day of the calendar year in which the Shares vest hereunder. Accordingly, to the extent the issue date for one or more vested Shares is to occur in a year subsequent to the calendar year in which those Shares vest, the Grantee shall, on or before the last business day of the calendar year in which the Shares vest, deliver to the Company a check payable to its order in the dollar amount equal to the Employment Taxes required to be withheld with respect to those Shares.

6. Miscellaneous.

(a) No Employment or Other Rights. The grant of this Award shall not confer upon the Grantee any right to be retained by or in the employ or service of the Employer and shall not interfere in any way with the right of the Employer to terminate the Grantee’s employment or service at any time. The right of the Employer to terminate at will the Grantee’s employment or service at any time for any reason is specifically reserved.

(b) Successors and Assigns. Except to the extent otherwise provided in this Award Agreement, the provisions of this Award Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and the Grantee, the Grantee’s assigns, the legal representatives, heirs and legatees of the Grantee’s estate and any beneficiaries of the Award designated by the Grantee.

(c) Assignment and Transfers. This Award shall be neither transferable nor assignable by Grantee other than by will or the laws of inheritance following Grantee’s death and may be exercised, during Grantee’s lifetime, only by Grantee. However, Grantee may designate one or more persons as the beneficiary or beneficiaries of this Award, and this Award shall, in accordance with such designation, automatically be transferred to such beneficiary or beneficiaries upon the Grantee’s death while holding this Award. Such beneficiary or beneficiaries shall take the transferred Award subject to all the terms and conditions of this Award Agreement, including (without limitation) the limited time period during which this Award may, pursuant to Section 3, be exercised following Grantee’s death.

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(d) Applicable Law. The validity, construction, interpretation and effect of this Award Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the conflicts of laws provisions thereof.

(e) Notice. Any notice to the Company provided for in this instrument shall be addressed to the Company in care of its Chief Executive Officer or Chief Financial Officer and any notice to the Grantee shall be addressed to such Grantee at the current address shown on the payroll of the Employer. Any notice shall be delivered by hand or enclosed in a properly sealed envelope addressed as stated above, registered and deposited, postage prepaid, in a post office regularly maintained by the United States Postal Service or by the postal authority of the country in which the Grantee resides or to an internationally recognized expedited mail courier.

(f) Clawback and Other Company Policies. The Grantee acknowledges and agrees that the Award and the right to receive and retain any Shares purchased in connection therewith shall be subject to any applicable clawback or recoupment policies, share trading policies and other policies that may be approved or implemented by the Board or the Committee from time to time, whether or not approved before or after the Grant Date. Accordingly, the Grantee agrees that, subject to the requirements of applicable law, the Award, and the right to receive and retain any Shares, or the amount of any gain realized or payment received as a result of any sale or other disposition of the Shares, covered by this Award Agreement, shall be subject to rescission, cancellation or recoupment or offset, in whole or part, if and to the extent so provided under any “clawback” or similar policy of the Company in effect on the Grant Date or that may be established thereafter that is applicable to the Grantee, subject to applicable law, including Section 409A of the Code. No portion of the Award shall be deemed earned until after application of any applicable “clawback” or similar policy of the Company.

(g) Application of Section 409A of the Code. This Award Agreement and the Award are intended to comply with, or be exempt from, the requirements of Section 409A of the Code, and shall in all respects be administered in accordance with Section 409A of the Code. If the Award is subject to Section 409A of the Code, (i) distributions shall only be made in a manner and upon an event permitted under Section 409A of the Code; (ii) payments to be made upon a termination of employment shall only be made upon a “separation from service” under Section 409A of the Code; (iii) payments to be made upon a Change in Control shall only be made upon a “change of control event” under Section 409A of the Code; and (iv) each payment shall be treated as a separate payment for purposes of Section 409A of the Code. If Grantee is a Key Employee and any distribution with respect to the Awards is to be distributed on a separation from service, such distribution shall be postponed for six months as set forth in Section 18(f)(iii) of the Plan. It is intended that the terms of the Award will not result in the imposition of any tax liability pursuant to Section 409A of the Code (but the Company cannot guarantee that this Award Agreement will comply with and meet all the requirements of Section 409A of the Code). This Award Agreement shall be construed and interpreted consistent with that intent.

(h) Entire Agreement. This Award Agreement, the Award Notice and the Plan contains the entire understanding between the Company and Grantee with respect to the matter set forth herein, and shall supersede all prior and contemporaneous agreements and understandings, inducements or conditions, express or implied, oral or written.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Company has caused its duly authorized officers to execute this Award Agreement, and Grantee has placed Grantee’s signature hereon, effective as of the Grant Date.

COMPANY:

Kopin Corporation

By:	/s/ Michael Murray
Name:	Michael Murray
Title:	CEO

I hereby accept the Award described in the Award Notice and the Award Agreement, and I agree to be bound by the terms of the Plan and the Award Agreement. I hereby agree that all decisions and determinations of the Committee with respect to the Award shall be final and binding.

GRANTEE:

Name:	Erich Manz

Address:

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Attachment B

KOPIN CORPORATION

2020 EQUITY INCENTIVE PLAN

Filed as an exhibit to Current Form on 8-K on May 20, 2020.

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